Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of the attached statement on Schedule 13D and of all amendments to such statement and that such statement and all amendments to such statement are made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on March 6, 2007.

VERIZON COMMUNICATIONS INC.

/s/ MARIANNE DROSt
By:	Marianne Drost

VERIZON BUSINESS GLOBAL LLC

/s/ RANDAL S. MILCH
By:	Randal S. Milch

MCI COMMUNICATIONS CORPORATION

/s/ RANDAL S. MILCH
By:	Randal S. Milch

VERIZON BUSINESS NETWORK SERVICES INC.

/s/ RANDAL S. MILCH
By:	Randal S. Milch